One Technology Drive / P.O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Rogers Corp. Holds Annual Meeting of Shareholders

Rogers, Connecticut, April 26, 2007: Rogers Corporation (NYSE:ROG) today held its annual meeting of shareholders in Hartford, Connecticut. Shareholders voted to elect all of the nominees to the Board of Directors. They are: Leonard M. Baker, Walter E. Boomer, Charles M. Brennan, III, Gregory B. Howey, Leonard R. Jaskol, Carol R. Jensen, Eileen S. Kraus, Robert G. Paul, and Robert D. Wachob.

Ernst & Young LLP was ratified as Rogers' independent registered public accounting firm for the fiscal year ending December 30, 2007.

Robert D. Wachob, President and CEO, reviewed the year’s results with a presentation covering Rogers’ sales, key market segments, global operations, customers, and share price performance.

Rogers Corporation, headquartered in Rogers, CT, U.S.A., develops and manufactures high-performance specialty material products, which serve a diverse range of markets including: portable communication devices, communication infrastructure, consumer products, computer and office equipment, ground transportation, and aerospace and defense. Rogers operates manufacturing facilities in Connecticut, Arizona, and Illinois in the U.S., in Gent, Belgium, in Suzhou, China, and in Hwasung City, Korea. Sales offices are located in Belgium, Japan, Taiwan, Korea, China, and Singapore.

Safe Harbor Statement
Statements in this news release that are not strictly historical may be deemed to be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to the many uncertainties that exist in the Company’s operations and environment. These uncertainties, which include economic conditions, market demand and pricing, competitive and cost factors, rapid technological change, new product introductions, legal proceedings, and the like, are incorporated by reference in the Rogers Corporation 2006 Form 10-K filed with the Securities and Exchange Commission. Such factors could cause actual results to differ materially from those in the forward-looking statements. All information in this press release is as of April 28, 2007, and Rogers undertakes no duty to update this information unless required by law.

Editorial and Investor Contact:
Edward Joyce
Phone: 860-779-5705
Fax: 860-779-5509
E-mail: edward.joyce@rogerscorporation.com
Rogers’ Web site: www.rogerscorporation.com

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